UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
_____________________________

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

PRINCIPAL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

Check the appropriate box:
[X] No fee required.
[ ] Fee paid previously with preliminary materials.
[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Principal Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel
October __, 2026
Dear Shareholder:
A Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the International Bond Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), will be held on November 24, 2026, at 10:30 a.m., Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.
At the Meeting, shareholders of the Fund will be asked to approve a change to the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.
Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement, and the proxy card for shares of the Fund you owned as of the close of business on October 5, 2026, the record date for the Meeting (the "Record Date"). The Proxy Statement provides background information and describes in detail the proposal to be voted on at the Meeting.
The PFI Board of Directors has approved the proposal for the Fund and recommends that you vote “For” the proposal.
For your shares to be voted at the Meeting, we urge you to read the Proxy Statement and then vote in the following way:
By Mail: Vote, sign, and date your proxy card and return in the postage-paid envelope provided in this proxy package, allowing sufficient time for receipt prior to the Meeting.
Shareholders may also vote their shares in person at the Meeting. Shareholders may call 1-800-222-5852 to obtain instructions on how to attend the Meeting and vote their shares in person.

The proposed change in the Fund's diversification status will not result in changes to the Fund's investment objective, fees, or management. The Fund's principal investment strategies will not change other than to the extent described in the enclosed Proxy Statement. If Fund shareholders approve this proposal, the Fund may be subject to additional investment risks described in the enclosed Proxy Statement.
We appreciate you taking the time to respond to this matter. Your vote is important. If you have questions regarding the Meeting or these proxy materials, please call 1-800-222-5852.

Sincerely,

Kamal Bhatia
Director, President, and Chief Executive Officer
Principal Funds, Inc.

PRINCIPAL FUNDS, INC.
711 High Street
Des Moines, Iowa 50392
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of the International Bond Fund:
Notice is hereby given that a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the International Bond Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), will be held on November 24, 2026, at 10:30 a.m., Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.
A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this Notice. The Meeting is being held to consider and vote on such proposal, as well as any other business that may properly come before the Meeting.

Proposal:
Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.

The PFI Board of Directors has approved the proposal for the Fund and recommends that you vote "For" the proposal.
Approval of the proposal for the Fund requires the affirmative vote of the holders of at least a "Majority of the Outstanding Voting Securities" (as defined in the accompanying Proxy Statement under "Voting Information - Voting Rights") of the Fund.
Each Fund shareholder of record as of the close of business on October 5, 2026, the record date for the Meeting, is entitled to receive notice of and to vote at the Meeting. Shareholders may vote their shares, change their vote, and revoke their proxy at any time before it is voted at the Meeting by following the procedures outlined in the accompanying Proxy Statement under "Voting Information - Voting Procedures."

Your vote is important. No matter how many shares you own, please vote. To save on costs of additional solicitations, please review the proxy materials and vote today.

For the Board of Directors

Deanna Y. Pellack, Counsel and Secretary
Principal Funds, Inc.
Dated: October__, 2026
Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on November 24, 2026.
The Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy Card are available on the Internet at
https://principalam.com/proxingvotinginfo.

TABLE OF CONTENTS

		Page

Introduction		3
Voting Information		4
Proposal	Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction	7
Other Matters		11
Appendix A	Outstanding Shares and Share Ownership	A-1

PRINCIPAL FUNDS, INC.
711 High Street
Des Moines, Iowa 50392
 PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 24, 2026
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Principal Funds, Inc. ("PFI") to be used at a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the International Bond Fund (the "Fund"), a series of PFI, to be held on November 24, 2026, at 10:30 a.m., Central Time. This Proxy Statement and accompanying form of proxy card will be sent to Fund shareholders on or about October __, 2026. Fund shareholders of record as of the close of business on October 5, 2026 are entitled to vote on the proposal, as set forth below.
PFI is a Maryland corporation and an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). PFI currently offers 72 separate series (the "PFI Funds"), including the Fund.
Principal Global Investors, LLC ("PGI") is the investment advisor and fund administrator to the PFI Funds. Principal Funds Distributor, Inc. ("PFD") is the distributor for all share classes of the PFI Funds. PGI and PFD are indirect, wholly owned subsidiaries of Principal Financial Group, Inc. The address of PGI and PFD is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392.
PFI will furnish, without charge, copies of its most recent annual and semi-annual shareholder reports to any shareholder upon request. To obtain a copy of a report, please contact PFI by calling the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to PFI at P.O. Box 219971, Kansas City, MO 64121-9971. Copies of each PFI Fund's most recent annual and semi-annual shareholder reports can also be obtained at www.PrincipalAM.com/Prospectuses or on the SEC's EDGAR Database on its Internet site at www.sec.gov.

VOTING INFORMATION
Voting Procedures. Please vote your shares by returning the enclosed proxy card(s) in the enclosed postage-paid envelope. Shareholders who wish to attend the Meeting in person may call 1-800-222-5852 to obtain instructions on how to attend the Meeting and vote their shares in person.
If you properly complete and return the enclosed proxy card(s), the persons named on the card(s) as proxies will vote your shares as you indicate on the card(s) or "For" approval of the proposal if you do not give an indication. You may change your vote or revoke your proxy at any time before it is voted at the Meeting in any of the following ways:
(i)by sending a written notice of revocation to the Meeting Secretary of Principal Funds, Inc., in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;
(ii)by submitting another properly completed and signed proxy card at a later date to the Meeting Secretary of Principal Funds, Inc., in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392; or
(iii)being present and voting in person at the Meeting after giving oral notice of the revocation to the Chair of the Meeting.
Voting Rights. Only Fund shareholders of record as of the close of business on October 5, 2026 (the “Record Date”) are entitled to notice of and to vote at the Meeting. You are entitled to one vote on the proposal for each share of the Fund you hold, and fractional votes for fractional shares held.
For approval, the proposal requires the affirmative vote of a “majority of the outstanding voting securities,” which is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund (such lesser amount being a “Majority of the Outstanding Voting Securities”). Under this definition, the proposal could be approved by as little as approximately one-third of the outstanding voting securities of the Fund.

The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information are set forth in Appendix A to this Proxy Statement.
Quorum Requirements; Abstentions and Broker Non-Votes. A quorum must be present at the Meeting for the transaction of business by the Fund. The presence in person or by proxy of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.
Abstentions, if any, will be considered present for purposes of determining the existence of a quorum but will be disregarded in determining the votes cast on the proposal. As a result, because the proposal requires the affirmative vote of a Majority of the Outstanding Voting Securities, as defined above, abstentions will have the effect of a vote against the proposal.
Broker non-votes, if any, will also be considered present for purposes of determining the existence of a quorum. The Fund understands that, under the rules of the New York Stock Exchange, brokers and nominees may, for certain "routine" matters, grant certain discretionary authority to the proxies identified on the proxy card to vote without instructions from their customers if no instructions have been received prior to the date specified in the broker's or nominee's requests for voting instructions. A "broker non-vote" occurs when a broker or nominee indicates it has not received voting instructions from a shareholder and is barred from voting the shares without such shareholder instructions because the proposal is considered non-routine under the rules of the New York Stock Exchange. Broker non-votes typically occur when both routine and non-routine proposals are being considered at a meeting. The proposal is considered non-routine under the rules of the New York Stock Exchange. Accordingly, because shareholders are being asked to vote only on that proposal, it is expected that there will be no broker non-votes at the Meeting.
If the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the Fund present in person or by proxy at the Meeting. The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.

Solicitation Procedures. PFI intends to solicit proxies by mail. Officers of PFI or officers or employees of PGI or its affiliates may make additional solicitations by telephone, Internet, or personal contact. They will not be specially compensated for these services. Brokerage houses, banks, and other fiduciaries may be requested to forward soliciting materials to their customers and to obtain authorization for the execution of proxies. For those services, PGI will reimburse them for their out-of-pocket expenses. PFI has not engaged a proxy solicitor in connection with the Proposal. Employees of PGI, or its affiliates, will be soliciting proxies and providing other services in connection therewith and will not be compensated separately for these efforts.
Expenses of the Meeting. PGI will pay the expenses of the Meeting, including those associated with the preparation and distribution of proxy materials and the solicitation of proxies.

PROPOSAL
APPROVAL TO
CHANGE THE FUND'S SUB-CLASSIFICATION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED,
FROM "DIVERSIFIED" TO "NON-DIVERSIFIED"
AND
TO CHANGE THE RELATED FUNDAMENTAL
INVESTMENT RESTRICTION
The Fund's investment objective is to provide current income and capital appreciation. The Fund invests, under normal circumstances, at least 80% of its net assets, plus any borrowings for investment purposes, in bonds. For purposes of the Fund’s 80% policy, bonds include derivative instruments or other instruments that have economic characteristics similar to bonds. The Fund invests primarily in non-U.S. dollar-denominated, investment grade bonds of issuers of developed and emerging markets, including China. Bonds include debt obligations of any maturity, such as bonds, notes, bills, and debentures and may be denominated and issued in the local currency or another currency. The Fund's assets are invested in issuers located in at least three countries (excluding the United States) and combined exposure to foreign securities, foreign currencies, and other foreign investments equal to at least 40% of the Fund’s net assets. Investment grade bonds are rated BBB- or higher by S&P Global Ratings ("S&P Global") or Baa3 by Moody’s Ratings (“Moody’s”), at the time of purchase. If the security has been rated by only one of the rating agencies, that rating will determine the security’s rating; if the security is rated differently by the rating agencies, the highest rating will be used; and if the security has not been rated by either of the rating agencies, those selecting such investments will determine the security’s quality. The Bloomberg Global Aggregate ex USD Index (the "Index") is the Fund's primary broad-based index.

Currently, the Fund is sub-classified as a “diversified” fund for purposes of Section 5(b) of the 1940 Act and has adopted a related fundamental investment restriction. As a result, the Fund is limited as to the amount it may invest in any single issuer. Specifically, with respect to 75% of its total assets, the Fund may not invest in a security if, as a result of such investment, more than 5% of its total assets (calculated at the time of purchase) would be invested in securities of any one issuer. Additionally, with respect to 75% of its total assets, the Fund may not hold more than 10% of the outstanding voting securities of any one issuer. These restrictions do not apply to U.S. government securities, securities of other investment companies, or cash and cash items (including receivables).
Subject to approval of the Fund's shareholders, the Board has approved a change to the Fund's sub-classification under the 1940 Act to a “non-diversified” company and a change to the Fund's related fundamental investment restriction. This fundamental investment restriction, which may only be changed with shareholder approval, currently provides that the Fund, as a fundamental policy, has "elected to be treated as a 'diversified' investment company, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time." If approved by the Fund's shareholders, the Fund will change this fundamental investment restriction so it provides that the Fund, as a fundamental policy, has "elected to be non-diversified." In determining to approve the change to a "non-diversified" fund, the Board considered information from PGI regarding the potential impact of the change on the Fund and its shareholders. The Board approved the change based on the recommendation of PGI for the reasons set forth below.

The Fund is actively managed and seeks to identify opportunities across sovereign, quasi-sovereign, and other fixed income sectors outside the United States. Given the structure of global bond markets, investment opportunities and market exposures can, at times, be concentrated in a relatively limited number of issuers, countries, or regions. As the Fund launched and portfolio construction framework and implementation considerations were refined, the Fund's portfolio managers concluded that a "non-diversified" classification would better support the Fund's long-term investment mandate and provide flexibility that is more consistent with the characteristics of the global fixed income opportunity set. Specifically, the proposed "non-diversified" classification would provide additional flexibility for the Fund's portfolio managers to establish position sizes that appropriately reflect investment conviction, market opportunities, and prevailing risk-reward conditions while continuing to operate within the Fund's principal investment strategy and risk management framework. Due to the structure of the global bond market, which the portfolio managers of the Fund believe will persist, management believes that it is prudent to change the diversification classification of the Fund to enable its portfolio management team to better execute the Fund’s strategy. No material changes to the Fund's investment strategy are expected if shareholders of the Fund approve this proposal.
If Fund shareholders approve the proposal, the Fund may be subject to additional investment risks. As a "non‑diversified" fund, the Fund would be permitted to invest a greater percentage of its assets in fewer issuers than a "diversified" fund. As a result, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments. Accordingly, if Fund shareholders approve this proposal, the Fund could be subject to greater risk than it currently is subject to as a "diversified" fund. No other material changes to the Fund's risks are expected if shareholders of the Fund approve this proposal.

Even if Fund shareholders approve this proposal, the Fund intends to continue to comply with federal tax diversification restrictions of Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”). For purposes of the IRC, the Fund operates as a “regulated investment company.” As a regulated investment company under the IRC, the Fund must diversify its holdings so that, in general, at the close of each quarter of its taxable year, (i) at least 50% of the fair market value of the Fund's total (gross) assets is comprised of cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of its total (gross) assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), two or more issuers controlled by the Fund and engaged in the same, similar, or related trades or businesses, or certain publicly traded partnerships. These federal tax diversification requirements, or the Fund's determination to comply with them, may change in the future without shareholder approval.
If Fund shareholders do not approve this proposal for the Fund, the Fund will remain “diversified” and subject to the related fundamental investment restriction.
The 1940 Act rules permit a fund that is sub-classified as "non-diversified" to operate temporarily as "diversified" without a formal, shareholder-approved sub-classification change as long as the fund was diversified for less than three consecutive years. As a result, if the Fund shareholders approve the proposal, the Fund may from time to time operate as "diversified" based upon prevailing market conditions and investment opportunities. If the Fund operates as "diversified" for more than three consecutive years, the Fund's formal sub-classification would automatically revert back to "diversified" from "non-diversified," without shareholder approval. Notwithstanding the foregoing, it is the current intention to operate the Fund as "non-diversified" if Fund shareholders approve the proposal.

OTHER MATTERS
PFI does not know of any matters to be presented at the Meeting other than the proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any PFI Fund must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Fund has adopted procedures by which shareholders may recommend nominees to the Fund's Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://secure02.principal.com/publicvsupply/GetFile?fm=MM13013&ty=VOP&EXT=.VOP.
Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless PFI has received instructions to the contrary. If you need additional copies of this Proxy Statement, or if you do not want the mailing of a Proxy Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to PFI at P.O. Box 219971, Kansas City, MO 64121-9971. PFI will promptly deliver, upon request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed.
BY ORDER OF THE BOARD OF DIRECTORS
October __, 2026
Des Moines, Iowa
It is important that proxies be returned promptly. Therefore, you are urged to complete, sign, date, and return the proxy card(s) in the enclosed envelope immediately.

[TO BE FILED BY AMENDMENT]
APPENDIX A
OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote for the Fund.

Fund	Share Class	Shares Outstanding
International Bond	Class R-6
As of the Record Date, the PFI directors and officers together owned beneficially [to be filed by amendment] of the outstanding shares of the Fund.
As of the Record Date, the following persons owned of record, or were known by PFI to own beneficially, 5% or more of the outstanding shares of the Fund.

INTERNATIONAL BOND

Share Class	Percent of Ownership	Number of Shares	Name and Address of Owner
Class R-6

A-1

VOTE BY MAIL
1.	Read the proxy statement.
2.	Check the appropriate box(es) on the reverse side of the proxy card.
3.	Sign, date and return the proxy card in the envelope provided.

INTERNATIONAL BOND FUND
A SERIES OF PRINCIPAL FUNDS, INC. (“PFI”)
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 24, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of International Bond Fund (the “Fund”) hereby appoints each of Laura B. Latham, David P. Michalik, Deanna Y. Pellack, Adam U. Shaikh, and John L. Sullivan, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on November 24, 2026 at 801 Grand Avenue, Des Moines, Iowa 50392 at 10:30 a.m. Central Time and at any adjournment thereof.
The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Joint Special Meeting of Shareholders
to be held on November 24, 2026.
The Proxy Statement for this Meeting is available at https://principalam.com/proxingvotinginfo
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓	Please detach at perforation before mailing.	↓

This proxy is solicited on behalf of the Board of Directors. It will be voted as specified.
If no specification is made, this proxy shall be voted “FOR” the proposal.
The Board of Directors has voted in favor of the proposal and recommends that you vote “FOR” the proposal.
TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.	☐	☐	☐

Transact such other business as may properly come before the Meeting.